FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: October 29, 2003

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	000-31207	39-2004336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 West Brown Deer Road, Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 354-1500

Item 5.	Other Events and Regulation FD Disclosure.

On October 29, 2003, Bank Mutual Corporation, formerly a federally-chartered holding company and now succeeded by a Wisconsin corporation of the same name, completed its conversion from the mutual holding company form of organization to the fully public form of ownership, and in the process become a Wisconsin-chartered holding company.

On April 21, 2003, Bank Mutual Bancorp, MHC (the “MHC”), the mutual holding company majority shareholder of the federally-chartered Bank Mutual Corporation (the “Mid-Tier”), adopted a Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC (the “Plan of Restructuring”). The Plan of Restructuring was amended and restated on July 7, 2003.

Pursuant to the Plan of Restructuring, through a series of mergers the Mid-Tier converted its charter from a federal charter to a Wisconsin charter (referred to as “New Bank Mutual Corporation”). Shares of the Mid-Tier owned by the MHC and treasury shares were cancelled and the remaining shares of the Mid-Tier (i.e. those owned by public shareholders of the Mid-Tier) were converted into shares of New Bank Mutual Corporation at a ratio of 3.6686 shares of New Bank Mutual Corporation common stock for each share of the Mid-Tier common stock. The exchange ratio, defined under the Plan of Restructuring, was calculated to ensure that public shareholders’ ownership percentage in New Bank Mutual Corporation would be the same as their previous ownership percentage in the Mid-Tier (except for the fractional share interests). The remaining shares of New Bank Mutual Corporation (representing the previous ownership interest of the MHC) were sold in a subscription offering, subject to the priorities discussed in the form of Prospectus dated July 31, 2003 and Prospectus Supplement dated October 2, 2003 (together, the “Prospectus”) forming part of the Registration Statement No. 333-105685 of New Bank Mutual Corporation under the Securities Act of 1933. A more detailed description of the transaction was set forth in the Prospectus.

Therefore, New Bank Mutual Corporation sold 41,063,625 shares of common stock, at $10.00 per share in the offering, and issued an additional 37,646,076 shares in the conversion of the shares held by the Mid-Tier’s public shareholders.

The members of the MHC and the shareholders of the Mid-Tier approved the Plan of Restructuring and transactions contemplated in the Plan of Restructuring at special meetings called for that purpose on September 19, 2003. The Plan of Conversion provides a detailed description of the steps taken to effectuate the conversion and is attached hereto as Exhibit 4.1.

On October 29, 2003, related articles of combination were filed with the Office of Thrift Supervision (the “OTS”). The OTS approved the mergers and consummation of the transactions occurred effective as of the close of business on October 29, 2003. As a result of the consummation of the transactions, the public shareholders of the Mid-Tier became shareholders of New Bank Mutual Corporation, and Bank Mutual, a federal stock savings bank, became a wholly-owned subsidiary of New Bank Mutual Corporation.

Under Rule 12g-3(a), promulgated under the Securities and Exchange Act of 1934, the Wisconsin-chartered Bank Mutual Corporation is the successor issuer to the federally-chartered Bank Mutual Corporation. The federally-chartered Bank Mutual Corporation’s common stock was registered under Section 12(g) of the Securities Exchange Act at the effective time of the transactions. Accordingly, the Wisconsin chartered Bank Mutual Corporation’s common stock is deemed to be registered, by operation of law, under Section 12(g) of the Securities Exchange Act as of the closing of the transactions.

An amendment to New Bank Mutual Corporation’s registration statement on Form 8-A is being filed to reflect the conversion of Bank Mutual Corporation to a Wisconsin chartered corporation.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this Report:

4.1	Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC as adopted April 21, 2003 and as amended and restated on July 7, 2003, is incorporated by reference to Exhibit 2.1 to Bank Mutual Corporation’s Registration Statement No. 333-105685 on Form S-1.

*    *    *    *    *

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2003	/s/ MICHAEL T. CROWLEY, JR

Michael T. Crowley, Jr. Chairman, President and Chief Executive Officer